Exhibit 99.1

Investor Contact:	Asher Dewhurst Westwicke Partners QuorumHealth@Westwicke.com (443) 213-0500

QUORUM HEALTH CORPORATION ANNOUNCES SECOND QUARTER 2019 RESULTS

Second quarter net loss attributable to Quorum Health Corporation was ($16.9) million, or ($0.56) per share

Second quarter Adjusted EBITDA was $33.4 million and Same-facility Adjusted EBITDA was $36.9 million

Announces agreement with MEDHOST Inc. to deploy its Electronic Health Record platform

_____________________________________________________________________________________________

BRENTWOOD, Tenn. (August 7, 2019) – Quorum Health Corporation (NYSE: QHC) (the “Company”) today announced financial and operating results for the second quarter ended June 30, 2019.

QUORUM HEALTH CORPORATION

Unaudited Financial Highlights

(In Millions)

	Three Months Ended June 30,
	2019	2018
Net operating revenues	$442.2	$472.6
Net loss attributable to Quorum Health Corporation	($16.9)	($26.6)
Same-facility net operating revenues	$442.4	$458.5
Cash flows from operating activities	($10.4)	$17.2
Adjusted EBITDA(1)	$33.4	$36.3
Same-facility Adjusted EBITDA(1 & 2)	$36.9	$40.2

(1)	A table providing supplemental information on Adjusted EBITDA, Same-facility Adjusted EBITDA and reconciling net loss to Adjusted EBITDA and Same-facility Adjusted EBITDA is included in this release, see footnote (a).

(2)	Same-facility Adjusted EBITDA was previously reported by the Company as Adjusted EBITDA, Adjusted for Divestitures. There has been no change in how the financial measure is being calculated.

Financial results for the second quarter ended June 30, 2019 reflect the following:

•

Compared to the second quarter of 2018, same-facility net patient revenues decreased 2.6%, while same-facility net patient revenues per adjusted admission increased 0.9%. The decrease in same-facility net patient revenues compared to the second quarter of 2018 reflects a 3.4% decline in same-facility adjusted admissions and a 2.2% decline in same-facility surgeries. The decline in volumes compared to the second quarter of 2018 represents approximately $14.9 million of same-facility net patient revenues.

•

Same-facility net operating revenues for the second quarter of 2019 reflect a $5.6 million decrease related to Watsonville Community Hospital and MetroSouth Medical Center (the “Pending Divestitures”). The Pending Divestitures incurred negative Adjusted EBITDA of $2.4 million during the second quarter of 2019. The Company previously announced that it had entered into a definitive agreement to sell Watsonville Community Hospital and discontinue operations at MetroSouth Medical Center by the end of 2019. The Company will continue to reflect the results of the Pending Divestitures in its same-facility results until the facilities have been sold or closed (see “Divestiture Update” below).

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QHC Announces Second Quarter 2019 Results

August 7, 2019

•

Second quarter 2019 Adjusted EBITDA was 7.6% of net operating revenues and Same-facility Adjusted EBITDA was 8.3% of same-facility net operating revenues. Excluding the impact of the Pending Divestitures, Same-facility Adjusted EBITDA as a percent of same-facility net operating revenues would have been 10.3% in the second quarter of 2019 compared to 10.0% in the second quarter of 2018.

•

Same-facility operating expenses in the second quarter of 2019 reflect a $28.5 million reduction in professional and general liability reserves due to a change in actuarial estimates, including a $23.5 million reduction that relates to prior years and is excluded from Same-facility Adjusted EBITDA. Factors contributing to the change in estimate include the use of valuation techniques that place more emphasis on the Company’s claims subsequent to the Spin-off compared to historical trends, as well as more reliance on industry trend factors. The reduction in the frequency and severity of the Company's claims is the result of internal initiatives in the areas of patient safety, risk management, and claims management, as well as external factors such as tort reform in certain key states.

•

Same-facility surgeries during the second quarter of 2019 improved 8.9% compared to the first quarter of 2019, as the Company focused on improving volumes at two facilities impacted by independent physician turnover and re-syndicating two outpatient surgery centers in Illinois. Excluding these four facilities and the Pending Divestitures, same-facility surgeries increased 4.9% during the second quarter of 2019 compared to the second quarter of 2018 as a result of the Company’s efforts to increase volumes in higher acuity service lines.

TSA Transition and R1 RCM Partnership Update

•

The Company announced today that it had signed an agreement with MEDHOST Inc. (“MEDHOST”) to deploy their Electronic Health Record platform in connection with the Company’s planned transition from its Computer and Data Processing Transition Services Agreement (or “IT TSA”) with Community Health Systems, Inc. (“CHS”). The Company currently utilizes MEDHOST’s software through its IT TSA with CHS. The Company will incur additional costs to establish the remainder of its information technology systems. The Company expects the transition to be completed by the end of the first quarter of 2021.

•

As previously announced, the Company has partnered with R1 RCM to provide end-to-end revenue cycle management services. The Company is on-track with the implementation of R1 RCM’s services and believes that the agreement with R1 RCM will result in approximately $5 million in cost savings and $5 million of improved net patient revenues during the second half of 2019. Beyond 2019, the Company expects the annual impact of the R1 RCM partnership to grow to approximately $45 million by 2021, which is revised from its previous estimate of $50 million to account for the Pending Divestitures.

Divestiture Update

•

During the second quarter of 2019, the Company announced that it had entered into a definitive agreement to divest 106-bed Watsonville Community Hospital in Watsonville, California. Cash proceeds from the transaction are expected to be approximately $35 million to $40 million, subject to final net working capital balances.

•

On July 18, 2019 the Company received notice from the Pajaro Valley Community Health Trust (“Trust”) that it had exercised its Right of First Refusal to purchase the stock interests of Watsonville Community Hospital. If the terms of the Right of First Refusal are not met, the definitive agreement entered into on May 31, 2019 will remain in effect. The Company currently anticipates completing the sale of Watsonville by the end of 2019.

•

The Company previously announced that it would either sell or discontinue operations at MetroSouth Medical Center in Blue Island, Illinois by the end of 2019. The Company later announced that operations will be discontinued by the end of the third quarter of 2019. The Company expects to complete its assessment of the closure of MetroSouth by the end of the third quarter, including any potential impacts on the Company's results of operations, financial position and cash flows.

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QHC Announces Second Quarter 2019 Results

August 7, 2019

Financial Outlook

The Company is revising its 2019 Same-facility net operating revenues guidance as a result of the Pending Divestitures. The Company is reiterating its previously established guidance for Same-facility Adjusted EBITDA.

(In Millions)	2018 Actual	2019 Guidance Range
Same-facility net operating revenues	$1,804.4	$1,550 - $1,600
Same-facility Adjusted EBITDA	$150.7	$160 - $180

These projections are based on the Company’s historical operating performance, current economic, demographic and regulatory trends and other assumptions that the Company believes are reasonable at this time. See “Forward-Looking Statements” below for a list of factors that could affect the future financial and operating results of the Company or the healthcare industry generally.

A reconciliation of the Company’s projected 2019 Same-facility Adjusted EBITDA, a forward-looking non-GAAP financial measure, to net income (loss), the most directly comparable U.S. GAAP financial measure, is omitted from this press release because the Company is unable to provide such reconciliation without unreasonable effort. This inability results from the inherent difficulty in forecasting generally and in quantifying certain projected amounts that are necessary for such reconciliation. In particular, sufficient information is not available to calculate certain items required for such reconciliation without unreasonable effort, including interest expense, provision for (benefit from) income taxes and other adjustments that would be necessary to prepare a forward-looking statement of net income (loss) in accordance with U.S. GAAP. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

About Quorum Health Corporation

The principal business of Quorum Health Corporation is to provide hospital and outpatient healthcare services in its markets across the United States. As of June 30, 2019, the Company owned or leased 26 hospitals in rural and mid-sized markets located across 14 states and licensed for 2,458 beds. Through Quorum Health Resources LLC, a wholly-owned subsidiary, the Company provides hospital management advisory and healthcare consulting services to non-affiliated hospitals across the country. Over 95% of the Company’s net operating revenues are attributable to its hospital operations business.

The Company’s headquarters are located in Brentwood, Tennessee, a suburb south of Nashville. Shares in Quorum Health Corporation are traded on the NYSE under the symbol “QHC.” More information about the Company can be found on its website at www.quorumhealth.com.

Quorum Health Corporation will hold a conference call on Thursday, August 8, 2019, at 11:00 a.m. Eastern time, to review its financial and operating results for the second quarter ended June 30, 2019. To participate, please dial 1-844-761-3024 approximately 10 minutes prior to the scheduled start of the call. If calling from outside of the United States, please dial 1-661-378-9914. Please reference Conference ID number 9964019 when prompted by the conference call operator. The conference call will also be webcast live from the Investor Relations portion of the Company’s website. A presentation will be made available during the call and will be found in the Investor Relations portion of the Company’s website at www.quorumhealth.com. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and the Company’s Current Report on Form 8-K (including this press release) will be available on the Company’s website at www.quorumhealth.com.

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QHC Announces Second Quarter 2019 Results

August 7, 2019

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In Thousands, Except Earnings per Share and Shares)

	Three Months Ended June 30,
	2019		2018
		% of		% of
	$ Amount	Revenues	$ Amount	Revenues

Net operating revenues	$442,170	100.0%	$472,632	100.0%
Operating costs and expenses:
Salaries and benefits	213,411	48.3%	232,631	49.2%
Supplies	50,202	11.4%	52,897	11.2%
Other operating expenses	106,954	24.1%	144,456	30.6%
Depreciation and amortization	14,500	3.3%	17,142	3.6%
Lease costs and rent	11,627	2.6%	11,358	2.4%
Electronic health records incentives	583	0.1%	(445)	(0.1)%
Legal, professional and settlement costs	604	0.1%	5,417	1.1%
Impairment of long-lived assets and goodwill	25,950	5.9%	—	—%
Loss (gain) on sale of hospitals, net	1,140	0.3%	307	0.1%
Loss on closure of hospitals, net	—	—%	3,338	0.7%
Total operating costs and expenses	424,971	96.1%	467,101	98.8%
Income (loss) from operations	17,199	3.9%	5,531	1.2%
Interest expense, net	33,582	7.6%	31,926	6.8%
Income (loss) before income taxes	(16,383)	(3.7)%	(26,395)	(5.6)%
Provision for (benefit from) income taxes	94	—%	(454)	(0.1)%
Net income (loss) (a)	(16,477)	(3.7)%	(25,941)	(5.5)%
Less: Net income (loss) attributable to noncontrolling interests	396	0.1%	665	0.1%
Net income (loss) attributable to Quorum Health Corporation	$(16,873)	(3.8)%	$(26,606)	(5.6)%

Earnings (loss) per share attributable to Quorum Health Corporation stockholders:
Basic and diluted (b)	$(0.56)		$(0.92)
Weighted-average shares outstanding:
Basic and diluted	30,001,208		28,995,564

For footnotes, see pages 10-11.

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QHC Announces Second Quarter 2019 Results

August 7, 2019

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In Thousands, Except Earnings per Share and Shares)

	Six Months Ended June 30,
	2019		2018
		% of		% of
	$ Amount	Revenues	$ Amount	Revenues

Net operating revenues	$884,975	100.0%	$959,452	100.0%
Operating costs and expenses:
Salaries and benefits	438,486	49.5%	479,631	50.0%
Supplies	101,587	11.5%	111,783	11.7%
Other operating expenses	243,743	27.7%	297,194	31.0%
Depreciation and amortization	29,139	3.3%	35,403	3.7%
Lease costs and rent	23,158	2.6%	23,890	2.5%
Electronic health records incentives earned	609	0.1%	(586)	(0.1)%
Legal, professional and settlement costs	1,289	0.1%	8,830	0.9%
Impairment of long-lived assets and goodwill	34,810	3.9%	39,760	4.1%
Loss (gain) on sale of hospitals, net	1,140	0.1%	8,122	0.8%
Loss on closure of hospitals, net	—	—%	17,084	1.8%
Total operating costs and expenses	873,961	98.8%	1,021,111	106.4%
Income (loss) from operations	11,014	1.2%	(61,659)	(6.4)%
Interest expense, net	65,848	7.4%	62,857	6.6%
Income (loss) before income taxes	(54,834)	(6.2)%	(124,516)	(13.0)%
Provision for (benefit from) income taxes	249	—%	(88)	—%
Net income (loss) (a)	(55,083)	(6.2)%	(124,428)	(13.0)%
Less: Net income (loss) attributable to noncontrolling interests	796	0.1%	1,146	0.1%
Net income (loss) attributable to Quorum Health Corporation	$(55,879)	(6.3)%	$(125,574)	(13.1)%

Earnings (loss) per share attributable to Quorum Health Corporation stockholders:
Basic and diluted (b)	$(1.88)		$(4.37)
Weighted-average shares outstanding:
Basic and diluted	29,721,167		28,726,445

For footnotes, see pages 10-11.

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QHC Announces Second Quarter 2019 Results

August 7, 2019

QUORUM HEALTH CORPORATION

UNAUDITED CONSOLIDATED SELECTED OPERATING DATA

	Three Months Ended June 30,
	2019	2018	Variance	% Variance

Consolidated:
Number of licensed beds at end of period (c)	2,458	2,649	(191)	(7.2)%
Admissions (d)	16,354	18,200	(1,846)	(10.1)%
Adjusted admissions (e)	41,700	45,551	(3,851)	(8.5)%
Surgeries (f)	17,909	19,114	(1,205)	(6.3)%
Emergency room visits (g)	128,431	135,389	(6,958)	(5.1)%
Medicare case mix index (h)	1.46	1.44	0.02	1.4%

Same-facility: (i)
Number of licensed beds at end of period (c)	2,458	2,458	—	—%
Admissions (d)	16,286	17,267	(981)	(5.7)%
Adjusted admissions (e)	41,477	42,949	(1,472)	(3.4)%
Surgeries (f)	17,843	18,241	(398)	(2.2)%
Emergency room visits (g)	127,828	129,167	(1,339)	(1.0)%
Medicare case mix index (h)	1.46	1.45	0.01	0.7%

	Six Months Ended June 30,
	2019	2018	Variance	% Variance

Consolidated:
Number of licensed beds at end of period (c)	2,458	2,649	(191)	(7.2)%
Admissions (d)	34,109	38,749	(4,640)	(12.0)%
Adjusted admissions (e)	85,016	94,779	(9,763)	(10.3)%
Surgeries (f)	34,632	39,701	(5,069)	(12.8)%
Emergency room visits (g)	260,556	289,186	(28,630)	(9.9)%
Medicare case mix index (h)	1.47	1.44	0.03	2.1%

Same-facility: (i)
Number of licensed beds at end of period (c)	2,458	2,458	—	—%
Admissions (d)	33,485	35,778	(2,293)	(6.4)%
Adjusted admissions (e)	83,254	86,821	(3,567)	(4.1)%
Surgeries (f)	34,234	36,133	(1,899)	(5.3)%
Emergency room visits (g)	255,262	263,638	(8,376)	(3.2)%
Medicare case mix index (h)	1.47	1.44	0.03	2.1%

For footnotes, see pages 10-11.

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QHC Announces Second Quarter 2019 Results

August 7, 2019

QUORUM HEALTH CORPORATION

UNAUDITED CONSOLIDATED SELECTED OPERATING DATA

	Three Months Ended June 30,
	2019	2018	$ Variance	% Variance

Consolidated:
Net patient revenues	$423,871	$449,261	$(25,390)	(5.7)%
Non-patient revenues	18,299	23,371	(5,072)	(21.7)%
Total net operating revenues	$442,170	$472,632	$(30,462)	(6.4)%
Net patient revenues per adjusted admission	$10,165	$9,863	$302	3.1%
Net operating revenues per adjusted admission	$10,604	$10,376	$228	2.2%

Same-facility:
Net patient revenues	$424,150	$435,307	$(11,157)	(2.6)%
Non-patient revenues	18,255	23,206	(4,951)	(21.3)%
Total net operating revenues	$442,405	$458,513	$(16,108)	(3.5)%
Net patient revenues per adjusted admission	$10,226	$10,135	$91	0.9%
Net operating revenues per adjusted admission	$10,666	$10,676	$(10)	(0.1)%

	Six Months Ended June 30,
	2019	2018	$ Variance	% Variance

Consolidated:
Net patient revenues	$846,053	$913,857	$(67,804)	(7.4)%
Non-patient revenues	38,922	45,595	(6,673)	(14.6)%
Total net operating revenues	$884,975	$959,452	$(74,477)	(7.8)%
Net patient revenues per adjusted admission	$9,952	$9,642	$310	3.2%
Net operating revenues per adjusted admission	$10,410	$10,123	$287	2.8%

Same-facility:
Net patient revenues	$835,915	$860,994	$(25,079)	(2.9)%
Non-patient revenues	38,783	44,927	(6,144)	(13.7)%
Total net operating revenues	$874,698	$905,921	$(31,223)	(3.4)%
Net patient revenues per adjusted admission	$10,041	$9,917	$124	1.3%
Net operating revenues per adjusted admission	$10,506	$10,434	$72	0.7%

For footnotes, see pages 10-11.

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QHC Announces Second Quarter 2019 Results

August 7, 2019

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Par Value per Share and Shares)

	June 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$2,265	$3,203
Patient accounts receivable	270,923	322,608
Inventories	41,447	45,646
Prepaid expenses	21,653	19,683
Due from third-party payors	57,071	63,443
Current assets of hospitals held for sale	35,380	—
Other current assets	33,604	36,405
Total current assets	462,343	490,988
Property and equipment, net	496,555	559,438
Goodwill	391,658	401,073
Intangible assets, net	41,066	48,289
Operating lease right-of-use assets	84,854	—
Long-term assets of hospitals held for sale	25,796	—
Other long-term assets	65,954	74,306
Total assets	$1,568,226	$1,574,094
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$1,646	$1,697
Current portion of operating lease liabilities	23,797	—
Accounts payable	140,768	143,917
Accrued liabilities:
Accrued salaries and benefits	61,006	76,908
Accrued interest	10,517	10,024
Due to third-party payors	37,218	45,852
Current liabilities of hospitals held for sale	10,675	—
Other current liabilities	38,573	43,336
Total current liabilities	324,200	321,734
Long-term debt	1,210,523	1,191,777
Long-term operating lease liabilities	61,554	—
Deferred income tax liabilities, net	6,978	6,736
Long-term liabilities of hospitals held for sale	3,248	—
Other long-term liabilities	89,245	126,499
Total liabilities	1,695,748	1,646,746
Redeemable noncontrolling interests	2,278	2,278
Equity:
Quorum Health Corporation stockholders' equity (deficit):
Preferred stock, $0.0001 par value per share, 100,000,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value per share, 300,000,000 shares authorized; 32,926,689 shares issued and outstanding at June 30, 2019, and 31,521,398 shares issued and outstanding at December 31, 2018	3	3
Additional paid-in capital	559,487	557,309
Accumulated other comprehensive income (loss)	856	759
Accumulated deficit	(705,071)	(648,464)
Total Quorum Health Corporation stockholders' equity (deficit)	(144,725)	(90,393)
Nonredeemable noncontrolling interests	14,925	15,463
Total equity (deficit)	(129,800)	(74,930)
Total liabilities and equity	$1,568,226	$1,574,094

For footnotes, see pages 10-11.

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QHC Announces Second Quarter 2019 Results

August 7, 2019

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Cash flows from operating activities:
Net income (loss)	$(16,477)	$(25,941)	$(55,083)	$(124,428)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	14,500	17,142	29,139	35,403
Non-cash interest expense, net	2,380	2,723	4,319	4,534
Provision for (benefit from) deferred income taxes	31	(511)	121	25
Stock-based compensation expense	1,194	2,756	2,964	5,220
Impairment of long-lived assets and goodwill	25,950	—	34,810	39,760
Loss (gain) on sale of hospitals, net	1,140	307	1,140	8,122
Non-cash portion of loss (gain) on hospital closures	—	1,089	(567)	6,394
Changes in reserves for self-insurance claims, net of payments	(29,963)	4,355	(25,803)	10,380
Other non-cash expense (income), net	116	56	(1,256)	7
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Patient accounts receivable	22,766	19,645	18,780	21,074
Due from and due to third-party payors, net	2,159	19,761	(2,262)	20,978
Inventories, prepaid expenses and other current assets	(5,143)	(1,519)	(232)	(229)
Accounts payable and accrued liabilities	(28,930)	(19,301)	(8,784)	(9,714)
Long-term assets and liabilities, net	(117)	(3,368)	398	(2,925)
Net cash provided by (used in) operating activities	(10,394)	17,194	(2,316)	14,601

Cash flows from investing activities:
Capital expenditures for property and equipment	(9,819)	(10,791)	(18,111)	(25,319)
Capital expenditures for software	(2,326)	(531)	(3,517)	(1,044)
Acquisitions, net of cash acquired	—	(26)	(455)	(58)
Proceeds from the sale of hospitals	11,741	507	11,741	39,170
Other investing activities, net	(2,112)	52	(383)	249
Net cash provided by (used in) investing activities	(2,516)	(10,789)	(10,725)	12,998

Cash flows from financing activities:
Borrowings under revolving credit facilities	175,000	115,000	327,000	247,000
Repayments under revolving credit facilities	(149,000)	(119,000)	(299,000)	(233,000)
Borrowings of long-term debt	25	55	186	67
Repayments of long-term debt	(12,130)	(30,820)	(13,963)	(31,447)
Payments of debt issuance costs	—	—	—	(2,268)
Cancellation of restricted stock awards for payroll tax withholdings on vested shares	(103)	(1,309)	(564)	(1,943)
Cash distributions to noncontrolling investors	(333)	—	(1,556)	(803)
Net cash provided by (used in) financing activities	13,459	(36,074)	12,103	(22,394)

Net change in cash, cash equivalents and restricted cash	549	(29,669)	(938)	5,205
Cash, cash equivalents and restricted cash at beginning of period	1,716	40,491	3,203	5,617
Cash, cash equivalents and restricted cash at end of period	$2,265	$10,822	$2,265	$10,822

For footnotes, see pages 10-11.

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QHC Announces Second Quarter 2019 Results

August 7, 2019

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(a)

EBITDA is a non-GAAP financial measure that consists of net income (loss) before interest, income taxes, depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back the effect of certain legal, professional and settlement costs, impairment of long-lived assets and goodwill, net loss (gain) on sale of hospitals, net loss on closure of hospitals, transition of transition services agreements (“TSAs”), change in actuarial estimates and headcount reductions and executive severance. Change in actuarial estimates refers to the previously discussed impact of a change in estimate for the Company's professional and general liability reserves for periods prior to the current reporting period. The Company uses Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by the Company’s management to assess the operating performance of its hospital operations business and to make decisions on the allocation of resources. Additionally, management utilizes Adjusted EBITDA in assessing the Company’s results of operations and in comparing the Company’s results of operations between periods. Same-facility Adjusted EBITDA, also a non-GAAP financial measure, is further adjusted to exclude the effect of EBITDA of hospitals either sold or closed as of June 30, 2019. The Company has presented Adjusted EBITDA and Same-facility Adjusted EBITDA in this press release because it believes these measures provide investors and other users of the Company’s financial statements with additional information about how the Company’s management assesses its results of operations.

Adjusted EBITDA and Same-facility Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. These calculations should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA and Same-facility Adjusted EBITDA are significant components in understanding and evaluating the Company’s financial performance. The Company believes such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of the Company’s normal operating performance. Additionally, the Company’s calculation of Adjusted EBITDA and Same-facility Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles Adjusted EBITDA and Same-facility Adjusted EBITDA, each as defined above, to net income (loss), the most directly comparable U.S. GAAP financial measure, as derived directly from the Company’s consolidated statements of income for the respective periods (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net income (loss)	$(16,477)	$(25,941)	$(55,083)	$(124,428)
Interest expense, net	33,582	31,926	65,848	62,857
Provision for (benefit from) income taxes	94	(454)	249	(88)
Depreciation and amortization	14,500	17,142	29,139	35,403
EBITDA	31,699	22,673	40,153	(26,256)
Legal, professional and settlement costs	604	5,417	1,289	8,830
Impairment of long-lived assets and goodwill	25,950	—	34,810	39,760
Loss (gain) on sale of hospitals, net	1,140	307	1,140	8,122
Loss on closure of hospitals, net	—	3,338	—	17,084
Transition of transition services agreements	834	520	1,976	1,237
Change in actuarial estimates	(26,880)	—	(26,880)	—
Headcount reductions and executive severance	82	4,068	1,572	5,966
Adjusted EBITDA	33,429	36,323	54,060	54,743
Negative EBITDA of divested hospitals	3,487	3,858	5,656	11,638
Same-facility Adjusted EBITDA	$36,916	$40,181	$59,716	$66,381

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QHC Announces Second Quarter 2019 Results

August 7, 2019

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(Continued)

(b)	The following table reconciles net income (loss) attributable to Quorum Health Corporation, as reported and on a per share basis, with the adjustments described herein:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(per share - basic and diluted)		(per share - basic and diluted)

Earnings (loss) per share attributable to Quorum Health Corporation stockholders, as reported	$(0.56)	$(0.92)	$(1.88)	$(4.37)
Adjustments:
Legal, professional and settlement costs	0.02	0.18	0.04	0.31
Impairment of long-lived assets and goodwill	0.87	—	1.18	1.38
Loss (gain) on sale of hospitals, net	0.04	0.01	0.04	0.28
Loss on closure of hospitals, net	—	0.11	—	0.58
Transition of transition services agreements	0.03	0.02	0.07	0.04
Change in actuarial estimates	(0.90)	—	(0.91)	—
Headcount reductions and executive severance	—	0.14	0.05	0.21
Net operating losses of divested hospitals	0.12	0.13	0.19	0.39
Earnings (loss) per share attributable to Quorum Health Corporation stockholders, excluding adjustments	$(0.38)	$(0.33)	$(1.22)	$(1.18)
(c)	Licensed beds are the number of beds for which the appropriate state agency licenses a hospital, regardless of whether the beds are actually available for patient use.
(d)	Admissions represent the number of patients admitted for inpatient services.
(e)	Adjusted admissions are computed by multiplying admissions by gross patient revenues and then dividing that number by gross inpatient revenues.
(f)	Surgeries represent the number of inpatient and outpatient surgeries.
(g)	Emergency room visits represent the number of patients registered and treated in the Company’s emergency rooms.
(h)

Medicare case mix index is a relative value assigned to a diagnosis-related group of patients that is used in determining the allocation of resources necessary to treat the patients in that group. Medicare case mix index is calculated as the average case mix index for all Medicare admissions during the period.

(i)

Same-facility financial and operating data excludes hospitals that were sold or closed prior to and as of the end of the current reporting period. Same-facility operating results have been adjusted to exclude the operating results of the following hospitals and their affiliated facilities: Sandhills Regional Medical Center, Barrow Regional Medical Center, Cherokee Medical Center, Trinity Hospital of Augusta, Lock Haven Hospital, Sunbury Community Hospital, L.V. Stabler Memorial Hospital, Affinity Medical Center, Vista Medical Center West, Clearview Regional Medical Center, McKenzie Regional Hospital and Scenic Mountain Medical Center which were sold or closed on December 1, 2016, December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017, September 30, 2017, October 31, 2017, February 11, 2018, March 1, 2018, March 31, 2018, September 30, 2018 and April 12, 2019, respectively.

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QHC Announces Second Quarter 2019 Results

August 7, 2019

Forward-Looking Statements

The terms “QHC,” “Quorum Health,” “the Company,” “we,” “us” or “our” refer to Quorum Health Corporation or one or more of its subsidiaries or affiliates as applicable.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” “outlook,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, but are not limited to, the following:

•	general economic and business conditions, both nationally and in the regions in which we operate;
•	risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to comply with our debt covenants, including our senior credit facility, as amended;
•

our ability to successfully complete divestitures and the timing thereof, our ability to complete any such divestitures on desired terms or at all, and our ability to realize the intended benefits from any such divestitures;

•

changes in reimbursement methodologies and rates paid by federal or state healthcare programs, including Medicare and Medicaid, or commercial payors, and the timeliness of reimbursement payments, including delays in certain states in which we operate;

•	the extent to which regulatory and economic changes occur in Illinois, where a material portion of our revenues are concentrated;
•	demographic changes;
•

the impact of changes made to the Affordable Care Act, the potential for repeal or additional changes to the Affordable Care Act, its implementation or its interpretation, as well as changes in other federal, state or local laws or regulations affecting the healthcare industry;

•

increases in the amount and risk of collectability of patient accounts receivable, including lower collectability levels which may result from, among other things, self-pay growth and difficulties in collecting payments for which patients are responsible, including co-pays and deductibles;

•	competition;
•	changes in medical or other technology;
•	any potential impairments in the carrying values of long-lived assets and goodwill or the shortening of the useful lives of long-lived assets;
•

the costs associated with the transition of the transition services agreements (“TSAs”) with CHS, as well as the additional costs and risks associated with any operational problems, delays in collections from payors, and errors and control issues during the termination and transition process, and our ability to realize the intended benefits from transitioning the transition services agreements;

•	our ability to timely and effectively implement, transition, and maintain the necessary information technology systems and infrastructure to support our operations and initiatives;
•

the impact of certain outsourcing functions, and the ability of CHS, as current provider of our billing and collection services pursuant to the Shared Service Centers Transition Services Agreement, and R1 RCM, as future provider of our revenue cycle management services, to timely and appropriately bill and collect;

•	our ability to manage effectively our arrangements with third-party vendors for key non-clinical business functions and services;
•	our ability to achieve operating and financial targets and to control the costs of providing services if patient volumes are lower than expected;

•

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QHC Announces Second Quarter 2019 Results

August 7, 2019

•	our ability to achieve and realize the operational and financial benefits expected from our margin improvement program;
•	the effects related to outbreaks of infectious diseases;
•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;
•	the impact of seasonal or severe weather conditions or earthquakes;
•

increases in wages as a result of inflation or competition for highly technical positions and rising medical supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	our ongoing ability to maintain and utilize certified EHR technology;
•

the efforts of healthcare insurers, providers, large employer groups and others to contain healthcare costs, including the trend toward treatment of patients in less acute or specialty healthcare settings and the increased emphasis on value-based purchasing;

•	the failure to comply with governmental regulations;
•

our ability, where appropriate, to enter into, maintain and comply with provider arrangements with payors and the terms of these arrangements, which may be impacted by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;

•

the potential adverse impact of known and unknown government investigations, internal investigations, audits, and federal and state false claims act litigation and other legal proceedings, including the shareholder litigation against our company and certain of our officers and directors, the labor and employment litigations and threats of litigation, as well as the significant costs and attention from management required to address such matters;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;
•

the impact of cyber-attacks or security breaches, including, but not limited to, the compromise of our facilities and confidential patient data, potential harm to patients, remediation and other expenses, potential liability under the Health Insurance Portability and Accountability Act of 1996, or HIPAA, and consumer protection laws, federal and state governmental inquiries, and damage to our reputation;

•	our ability to utilize our income tax loss carryforwards;
•	our ability to maintain certain accreditations at our facilities;
•	the success and long-term viability of healthcare insurance exchanges and potential changes to the beneficiary enrollment process;
•

the extent to which states support or implement changes to Medicaid programs, utilize healthcare insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the timing and amount of cash flows related to the California Hospital Quality Assurance Fee (“HQAF”) program, as well as the potential for retroactive adjustments for prior year payments;
•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;
•	changes in U.S. generally accepted accounting principles, including the impacts of adopting newly issued accounting standards;
•	the availability and terms of capital to fund capital expenditures;
•	our ability to obtain adequate levels of professional and general liability and workers’ compensation liability insurance; and
•	the other risk factors set forth in the Company’s other public filings with the Securities and Exchange Commission.

Although we believe that these forward-looking statements are based upon reasonable assumptions, these assumptions are inherently subject to significant regulatory, economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond our control. Accordingly, we cannot give any assurance that our expectations will in fact occur and caution that actual results may differ materially from those in the forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this filing. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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